UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 5, 2010

River Rock Entertainment Authority

(Exact name of registrant as specified in its charter)

Not Applicable	333-115186	68-0490898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Highway 128 East Geyserville, California	95441
(Address of principal executive offices)	(Zip Code)

(707) 857-2777

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02(e).  Compensatory Arrangement of Certain Officers

On August 5, 2010, the River Rock Entertainment Authority (the “Authority”) signed amendments to the employment agreements of each of Mr. David Fendrick, the Chief Executive Officer of the Authority and the General Manager of the River Rock Casino and Mr. Joseph Callahan, the Chief Financial Officer of the Authority (each, an “Employment Agreement Amendment”).  Each Employment Agreement Amendment is dated as of July 21, 2010. The Employment Agreement Amendment for Mr. Fendrick provides that: 1. should the Authority terminate Mr. Fendrick without good cause, the Authority will provide Mr. Fendrick with sixty (60) days written notice; 2. should the Authority require Mr. Fendrick to leave his position prior to the sixty (60) days, the Authority will pay Mr. Fendrick for the time not worked; and 3. if Mr. Fendrick’s employment is terminated without good cause, the Authority will pay to Mr. Fendrick, subject to Mr. Fendrick executing a release and waiver of claims against the Authority and its affiliates, an amount equal to his salary for a period of nine (9) months from the actual date of termination, together with all employee benefits during that nine-month period which he would have earned had he remained employed during said period. The Employment Agreement Amendment for Mr. Callahan provides that: 1. should the Authority terminate Mr. Callahan without good cause, the Authority will provide Mr. Callahan with sixty (60) days written notice; 2. should the Authority require Mr. Callahan to leave his position prior to the sixty (60) days, the Authority will pay Mr. Callahan for the time not worked; and 3. if Mr. Callahan’s employment is terminated without good cause, the Authority will pay to Mr. Callahan, subject to Mr. Callahan executing a release and waiver of claims against the Authority and its affiliates, an amount equal to his salary for a period of six (6) months from the actual date of termination, together with all employee benefits during that six-month period which he would have earned had he remained employed during said period.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT	DESCRIPTION

10.1	Amended Employment Agreement, dated as of July 21, 2010, between the River Rock Entertainment Authority and David Fendrick

10.2	Amended Employment Agreement, dated as of July 21, 2010, between the River Rock Entertainment Authority and Joseph Callahan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 9, 2010

River Rock Entertainment Authority

By:	/s/ Joseph Callahan
Joseph Callahan Chief Financial Officer